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                                                                   Exhibit 3.1.2




                           CERTIFICATE OF AMENDMENT OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                          DAY INTERNATIONAL GROUP, INC.

            (Adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware)


            Day International Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

            1. That the Board of Directors of the Corporation by unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable that Article Fourth of the Certificate of Incorporation of the Corporation be amended, so that as amended it shall read as follows:

            "FOURTH:

            A. AUTHORIZED SHARES

               The total number of shares of capital stock which the Corporation has authority to issue is 355,000 shares, consisting of:

               (1) 105,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"); and

               (2) 200,000 shares of Class A Voting Common Stock, par value $.01 per share (the "Class A Common Stock"); and

               (3) 50,000 shares of Class B Non-Voting Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock").
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         a.       Common Stock

                  1. The rights, preferences, privileges and restrictions of the Class A Common Stock and the Class B Common Stock shall be equal and identical in all respects except as provided in Section a.3 below and except to the extent otherwise required by law, the holders of shares of the Class A Common Stock shall have the exclusive voting rights and power of the Common Stock, and the holders of shares of the Class B Common Stock shall not be entitled to vote upon the election of directors or upon any other matters, provided that the holders of shares of the Class B Common Stock shall be entitled to notice of, and to attend, stockholders' meetings.

                  2. Subject to all of the rights of the Preferred Stock, dividends may be paid on the Common Stock, as and when declared by the Board of Directors, out of any funds of the Corporation legally available for the payment of such dividends.

                  3. The holders of the Class B Common Stock shall have the following conversion rights:

                           (i) Upon the occurrence of any Conversion Event (as
                  defined herein), each holder of Class B Common Stock shall be entitled to convert into the same number of shares of Class A Common Stock any or all of the shares of such holder's Class B Common Stock being sold, distributed or otherwise disposed of or converted in connection with the occurrence of such Conversion Event. For purposes of this Section a. (a) a "Conversion Event" shall mean any transfer of shares of Class B Common Stock to any person or persons who are not affiliates of the transferor, including, without limitation, pursuant to any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 under the Securities Act of 1933 or any similar rule then in force), (b) a "person" shall mean any natural person or any corporation, partnership, joint venture, trust, unincorporated organization and any other entity or organization and (c) an "affiliate," with respect to any person, shall mean such person's spouse, parents, members of such person's family or such person's lineal descendants and any other person than directly, or indirectly thorough one or more intermediaries, controls, or is controlled by, or is under common control with, such person.


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                           (ii) Subject to clause (i), each conversion of shares
                  of Class B Common Stock into shares of Class A Common Stock at the option of the holder shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time (including within a reasonable time prior to the occurrence of any Conversion Event, if necessary to effect the conversion of shares related thereto, provided, however, that the holders of such shares will not be entitled to vote on any matters to be voted on by the Corporation's stockholders during such interim period, such certificates being deemed to represent only shares of Class B Common Stock for such purpose) during normal business hours, together with a written notice by the holder of such Class B Common Stock stating that a Conversion Event has occurred or is expected to occur and that such holder desires to convert the shares, or a stated number of the shares, of such Class B Common Stock represented by such certificate or certificates into shares of Class A Common Stock (and including instructions of issuance of the Class A Common Stock to be issued upon such conversion). Each conversion at the option of the holder shall be deemed to have been effected as of the close of business on the later of (a) the date on which the Conversion Event has occurred and (b) the date on which such certificate or certificates have been surrendered and such notice has been received, and at such later time the rights of the holder of the converted Class B Common Stock, as a holder of Class B Common Stock, shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. Promptly after the Conversion Event has occurred and the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (x) the certificate or certificates for the shares of Class A Common Stock issuable upon such conversion and (y) a certificate representing any shares of Class B Common Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted. If any shares of Class B Common Stock are converted into shares of Class A Common Stock in connection with a Conversion Event and such shares of Class A Common
                  Stock are not actually sold, distributed or otherwise disposed of so that a Conversion Event does not actually occur, such shares of Class A Common Stock shall be automatically converted back into the same number of shares of Class B
                  Common Stock.


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                           (iii) The issuance of certificates upon conversion
                  will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion, except that the holder of any such shares shall be responsible for the payment of all applicable transfer taxes if the shares of Class A Common Stock are issued in the name of a person or persons other than such holder.

                           (iv) The Corporation shall at all times reserve and
                  keep available out of its authorized but unissued shares of Class A Common Stock solely for the purpose of issuance upon the conversion of the Class B Common Stock such number of shares of Class A Common Stock issuable upon the conversion of all outstanding shares of Class B Common Stock. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges (other than as created by or through the holder thereof). The Corporation shall take all such actions as it deems necessary or appropriate to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class A Common Stock may be listed.

                           (v) Except as provided in the last sentence of the
                  first paragraph of clause (ii), shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided herein shall be retired and cancelled and shall not be reissued.

         B.       PREFERRED STOCK

                  Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized to determine and alter all rights, preferences and privileges and qualifications, limitations and restrictions thereof (including, without limitation, voting rights and the limitation and exclusion thereof) granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series then outstanding. In the event that the number of shares of any series is so decreased, the shares constituting such reduction shall resume the status which such shares had prior to


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         the adoption of the resolution originally fixing the number of shares of such series."

                  2. That GSD Acquisition Corp. ("GSD") and the stockholders of the Corporation other than GSD have each adopted a resolution authorizing the amendments to the Certificate of Incorporation herein above set forth.

                  3. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 241 of the General Corporation Law of the State of Delaware.


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                  IN WITNESS WHEREOF, DAY INTERNATIONAL GROUP, INC. has caused this instrument to be executed for and on its behalf by its President thereunto duly authorized, and attested by the Assistant Secretary, this day of , 1998.


                                    DAY INTERNATIONAL GROUP, INC.



                                    By:
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                                        Name:  Dennis R. Wolters
                                        Title: President and Chief Executive
                                                     Officer

ATTEST:


------------------------------
Name:
Title:



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